FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP, INC.
AND WASHINGTONFIRST BANKSHARES, INC. RECEIVE
STOCKHOLDER APPROVALS FOR ACQUISITION

OLNEY, MARYLAND and RESTON, VIRGINIA, October 18, 2017 – Sandy Spring Bancorp, Inc. (NASDAQ: SASR, “Sandy Spring”) and WashingtonFirst Bankshares, Inc. (NASDAQ: WFBI, “WashingtonFirst”) jointly announced that the companies have received the requisite stockholder approvals for Sandy Spring to acquire WashingtonFirst. The transaction was announced on May 16, 2017, and remains subject to receipt of all required regulatory approvals and satisfaction of customary closing conditions. The transaction is expected to close in the fourth quarter of 2017.

Upon completion of the transaction, Sandy Spring and WashingtonFirst will have combined assets of approximately $7.5 billion, creating the largest, locally headquartered community bank in the Greater Washington, D.C. region.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank. Independent and community-oriented, Sandy Spring Bank offers a broad range of commercial banking, retail banking, mortgage and trust services throughout central Maryland, Northern Virginia, and the greater Washington, D.C. market. Through its subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services. With $5.3 billion in assets, Sandy Spring Bank operates 44 community offices and six financial centers across the region. Visit www.sandyspringbank.com for more information.

About WashingtonFirst Bankshares, Inc.

WashingtonFirst Bankshares, Inc., headquartered in Reston, Virginia, is the holding company for WashingtonFirst Bank, a Virginia-charted bank with more than $2 billion in assets, which operates 19 full-service banking offices throughout the Washington, D.C. metropolitan area. In addition, WashingtonFirst provides wealth management services through its subsidiary, 1st Portfolio Wealth Advisors, and mortgage banking services through WashingtonFirst Bank's subsidiary, WashingtonFirst Mortgage Corporation. For more information about WashingtonFirst, please visit: www.wfbi.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Sandy Spring and WashingtonFirst. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Sandy Spring’s and WashingtonFirst’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “may,” “will,” “would,” “could,” “should” or other similar words and expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and neither Sandy Spring nor WashingtonFirst undertakes any obligation to update any statement in light of new information or future events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

In addition to factors previously disclosed in Sandy Spring’s and WashingtonFirst’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), the following factors among others, could cause actual results to differ materially from those in its forward-looking statements: (i) the possibility that any of the anticipated benefits of the proposed transaction between Sandy Spring and WashingtonFirst will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of WashingtonFirst with those of Sandy Spring will be materially delayed or will be more costly or difficult than expected; (iii) the failure to satisfy the conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals; (iv) the failure of the proposed transaction to close for any other reason; (v) the effect of the announcement of the transaction on customer relationships and operating results; (vi) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (vii) general economic conditions and trends, either nationally or locally; (viii) conditions in the securities markets; (ix) changes in interest rates; (x) changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; (xi) changes in real estate values; (xii) changes in the quality or composition of Sandy Spring’s or WashingtonFirst’s loan or investment portfolios; (xiii) changes in competitive pressures among financial institutions or from non-financial institutions; (xiv) the ability to retain key members of management; and (xv) changes in legislation, regulations, and policies.

Additional Information about the Transaction

In connection with the proposed merger transaction, Sandy Spring has filed with the SEC, and the SEC has declared effective, a Registration Statement on Form S-4 that includes a Joint Proxy Statement of Sandy Spring and WashingtonFirst, and a Prospectus of Sandy Spring, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about Sandy Spring, WashingtonFirst and the proposed merger.

A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Sandy Spring and WashingtonFirst, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Sandy Spring at www.sandyspringbank.com under the tab “Investor Relations,” and then under the heading “SEC Filings” or from WashingtonFirst by accessing WashingtonFirst’s website at www.wfbi.com under the tab “Investor Relations,” and then selecting “SEC Filings” under the heading “Documents and Filings.” Alternatively, these documents, when available, can be obtained free of charge from Sandy Spring upon written request to Sandy Spring Bancorp, Inc., Corporate Secretary, 17801 Georgia Avenue, Olney, Maryland 20832 or by calling (800) 399-5919, or from WashingtonFirst, upon written request to WashingtonFirst Bankshares, Inc., Corporate Secretary, 11921 Freedom Drive, Suite 250, Reston, VA 20190 or by calling (703) 840-2410.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919

Email:	DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Website:	www.sandyspringbank.com

Media Contact:
Jen Schell
Vice President, Marketing
Sandy Spring Bank
301.570.8331
jschell@sandyspringbank.com

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